UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) February 11, 2004

BOSTONFED BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13936	52-1940834

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

17 New England Executive Park, Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

(781) 273-0300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 7. Financial Statements and Other Exhibits.

     Exhibit 99.1 Web site investor presentation.

Item 9. Regulation FD Disclosure.

     BostonFed Bancorp, Inc., the holding company for Boston Federal Savings Bank, is furnishing this investor presentation that will be available via its website at http://www.bostonfed.com beginning February 11, 2004. The presentation is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

     The information contained therein contains “forward-looking statements” concerning the operations of BostonFed Bancorp, Inc. and Boston Federal Savings Bank. Forward-looking statements are not historical statements, but are statements that describe future plans and strategies, including expected future financial results, and are often identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “will,” “would,” “should,” “could,” “may” and words of similar meaning. Management’s ability to predict future results is inherently uncertain. Actual results could differ materially from those expressed or implied by forward-looking statements for a variety of factors including, but not limited to: changes in interest rates; increased competition; changes in general economic conditions; legislative and regulatory changes that adversely affect the business in which BostonFed Bancorp, Inc. and Boston Federal Savings Bank are engaged, changes in the securities markets and various other factors beyond the control of BostonFed Bancorp, Inc. and Boston Federal Savings Bank’s management. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this presentation or made elsewhere from time to time by BostonFed Bancorp, Inc. or on its behalf. BostonFed Bancorp, Inc. assumes no obligations to update any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTONFED BANCORP, INC.

Dated: February 11, 2004	By:		/s/ John A. Simas

		Name:	John A. Simas
		Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit 99.1 Web site investor presentation.